UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2015

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Wilshire Boulevard Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 484-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Re-Pricing

On February 5, 2015, management of ITUS Corporation (the “Company”) acted to re-price certain issued and outstanding stock options for all of the officers, directors and employees of the Company (the “Re-Priced Options”) pursuant to the authority granted to management by the Board of Directors of the Company. The new exercise price of the Re-Priced Options is $ 0.1030, the closing sales price of the Company’s common stock on February 5, 2015.

All other terms of the previously granted Re-Priced Options remain the same, including without limitation, the number of shares underlying the options granted, the vesting periods of the options, and the expiration dates of the options.

The following stock option grants and related stock option agreements issued to the Company’s executive officers and directors are affected by the re-pricing:

Name of Officer/Director	Number of Shares
Lewis H. Titterton	6,010,000
Robert A. Berman	17,000,000
Dr. Amit Kumar	17,000,000
Bruce F. Johnson	1,020,000
Dr. Andrea Belz	450,000
Dale Fox	450,000
Henry P. Herms	1,425,000

Departure of Officer

As of January 30, 2015, Tisha Stender, who was the Chief Operating and Legal Officer of the Company, is no longer employed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2015

ITUS CORPORATION

By:/s/ Robert A. Berman

       Name: Robert A. Berman

       Title: President and Chief Executive Officer